EXHIBIT 10(h)

           AMENDED AND RESTATED LETTER LOAN AGREEMENT


                          June 2, 1999

Ault Incorporated
7300 Boone Ave. N.
Minneapolis, MN  55428
Attn: Frederick M. Green


     RE:  $4,000,000 Line of Credit and $3,200,000 Advancing Term
Loan

Dear Mr. Green:

     Reference is made to that certain Letter Loan Agreement dated February 25, 1997 between Ault Incorporated, a Minnesota corporation (the "Borrower") and U.S. Bank National Association (the "Lender") as amended by a First Amendment to Letter Loan Agreement, a Second Amendment to Letter Loan Agreement and a Third Amendment to Letter Loan Agreement (said Agreement with all amendments, collectively, the "Prior Agreement"). This Amended and Restated Letter Loan Agreement (the "Agreement") is issued in replacement and substitution of the Prior Agreement. All amounts outstanding under the revolving line of credit, if any, under the Prior Agreement as of the date hereof, shall be deemed Revolving Advances (as defined below) under this Agreement. The Lender agrees to make (i) revolving advances ("Revolving Advances") to the Borrower, in an aggregate amount outstanding from time to time of up to the lesser of $4,000,000 or the Borrowing Base (defined below), from now until December 1, 1999 under a promissory note dated the date of this Agreement (as the same may hereafter be amended, restated, extended, renewed or otherwise modified from time to time, the "Revolving Note"), and (ii) an advancing term loan (the "Advancing Term Loan") available in multiple term loan advances ("Term Loan Advances") from the date hereof through January 1, 2000, in an aggregate amount outstanding not to exceed the lesser of $3,200,000 or 80% of the appraised value of the "Project" (defined below). The Advancing Term Loan shall be evidenced by the Advancing Term Note dated the date of this Agreement (as the same may hereafter be amended, restated, extended, renewed or otherwise modified from time to time, the "Advancing Term Note") (the Revolving Note and the Advancing Term Note herein, with any other Note covered by this Agreement, collectively called the "Notes"). Revolving Advances and Term Loan Advances will be made upon the following terms and conditions:

1. (a) The Term Loan Advances and Revolving Advances. The Lender does not have to make any Revolving Advances or Term Loan Advances until the conditions of paragraph 7 have been satisfied. The proceeds of the Revolving Advances will be the used by the Borrower for its general business purposes. The proceeds of the Term Loan Advances will be used to finance construction of a new building on the Borrower's property located at the northeast corner of U.S. Highway 169 and Interstate 694, Northland Industrial Park, Brooklyn Park, Minnesota (the "Project").

     (b) Revolving Advances. The unpaid principal balance of Revolving Advances outstanding at any time shall never exceed the lesser of (a) $4,000,000, or (b) the Borrowing Base (as defined below). The Lender does not have to make any Revolving Advance if an Event of Default (as defined below) has occurred, if the Lender has terminated its commitment or such commitment has been automatically terminated under this Agreement pursuant to paragraph 13 below or if any of the representations and warranties in this Agreement would not be true if made on the date of that Revolving Advance. The Borrower may prepay all or a portion of the Revolving Note at any time, without premium or penalty except as the Revolving Note may otherwise provide. Amounts prepaid on the Revolving Note may be reborrowed, within the limitations specified above.

     (c) Nonuse fee. The Borrower will pay to the Lender a nonuse fee equal to one quarter of one percent of the amounts by which $4,000,000 exceeds the daily outstanding principal balance of the Revolving Advances from the date hereof until the maturity date of the Revolving Note. Such nonuse fee shall be payable on a semi annual basis on June 1 and December 1 of each year and on the maturity date of the Revolving Note.

     (d) Interest. The outstanding principal balance of the Revolving Note and the Advancing Term Note shall bear interest at a variable annual rate equal to the Lender's reference rate minus one-half of one percent per annum. The reference rate is the rate publicly announced by the Lender from time to time as its reference rate. The Lender may lend to its customers at rates that are at, above or below the reference rate. Any change in the interest rate shall take effect as and when the reference rate changes.
     Interest shall be determined on the basis of actual days elapsed and a year of 360 days. Interest shall be due and payable, in arrears, on the first day of each month and at final maturity of the Note in question.

     (e) Default Interest. Upon the occurrence and during the continuance of any Event of Default, the outstanding balance of the Advancing Term Note and the Revolving Note, shall, at the option of the Lender, bear interest at the rate otherwise applicable thereto, plus 2% per annum. Default interest shall be payable on demand.

2. Borrowing Base. The Borrowing Base shall be equal to 80% of Eligible Receivables. "Eligible Receivables" means the book value of the Borrower's accounts receivable, minus the sum of (1) the book value of all receivables that remain unpaid 90 days or more after the date of the relevant invoice, plus
     (2) the book value of all receivables due from officers, directors, shareholders, partners, or affiliated corporations, plus (3) the book value of all receivables owed by debtors outside the United States, plus (4) the book value of all receivables owed by debtors 10% or more of the receivables from which are otherwise ineligible, and excluding all other accounts receivables or types of accounts receivable the Lender may deem ineligible. Any limitations on advances or required prepayments relating to the Borrowing Base shall be based on the latest borrowing base certificate (described below) the Borrower shall have delivered to the Lender.

3. Procedure for Advances. The Borrower may request any Advance to its corporate account by telephone or in writing. The Borrower agrees to repay each Advance, regardless of whether the person requesting it was authorized to do so. Each request for an Advance will be deemed a representation by the Borrower that at the time of such Advance and after giving effect thereto, all conditions to Advances will be satisfied.


4. Other Loans. The provisions of this Agreement shall apply to other loans the Lender may make to the Borrower from time to time when the notes evidencing such loans make reference to this Agreement. This Agreement shall apply to (i) that certain promissory note from the Borrower to the Lender dated as of February 3, 1997 in the original principal amount of $300,000, (ii) that certain promissory note from the Borrower to the Lender dated as of October 10, 1997 in the original principal amount of $300,000, and (iii) that certain promissory note from the Borrower to the Lender dated as of December 10, 1998 in the original principal amount of $400,000 (collectively, the "Existing Term Notes").

5. Repayment. All amounts outstanding under the Revolving Note shall be due and payable in full on the earlier of December 1, 1999 or the date the Lender terminates its commitment or such commitment is automatically terminated under this Agreement pursuant to paragraph 13 below. If the principal balance of the Revolving Note at any time exceeds the Borrowing Base, the Borrower shall immediately prepay the Revolving Note by the amount of that excess. The Advancing Term Note shall be due and payable in full on January 1, 2000, subject to acceleration as provided in this Agreement. Each Existing Term Note shall be payable at the dates and in the amounts specified in such Existing Term Note. Existing Term Notes may be prepaid only to the extent and upon the terms, if any, set forth in the Existing Term Notes. The Revolving Note and the Advancing Term Note may be prepaid in whole or in part at any time without premium or penalty.

6. Cleanup Period. For a Cleanup Period of 30 consecutive days during each calendar year the Borrower shall pay in full the entire principal balance of the Revolving Note and during such period no Revolving Advances will be made.

7. Conditions. The Lender will not make a Term Loan Advance or the first Revolving Advance until the following conditions have been satisfied:

     a) The Lender shall have received the Revolving Note substantially in the form of Exhibit A hereto, and the Advancing Term Note substantially in the form of Exhibit B hereto, each duly executed by the Borrower.

     b) The Lender shall have received the Security Agreement substantially in the form of Exhibit C hereto, duly executed by the Borrower. (The Security Agreement, this Agreement and the Notes are the "Loan Documents").

     c) The Lender shall have received any insurance certificates, stock certificates, bonds, notes and other documents required under any of the Loan Documents, all in form satisfactory to the Lender.

     d) The Lender shall have received the initial borrowing base certificate completed as required (if a Revolving
          Advance is requested).

     e)   The Lender shall have received the following:

               A certificate of good standing for Borrower from the jurisdiction of Borrower's incorporation.

               An incumbency certificate for the Borrower's officers.

               A copy of the resolution of the Borrower's Board of Directors authorizing those Loan Documents executed by the Borrower and the transactions contemplated hereby and thereby.

               A certification of the Borrower's Secretary or Assistant Secretary that the Borrower's Articles of Incorporation and bylaws have not been amended or modified since the same were last certified to the Lender (or if amended, certifying a true, complete and correct copy of such Articles, bylaws and all amendments thereto).

          Each document listed above shall be certified to the satisfaction of the Lender.

     f) The priority and perfection of the Lender's interest in any collateral taken under the Loan Documents shall have been established to the satisfaction of the Lender.

     g) There shall not exist any Event of Default or any event which, with the passage of time or the giving of notice, would become an Event of Default.

     8) The Lender shall have received the opinion of counsel to the Borrower covering such matters as the Lender may reasonably require.

     9) The Lender shall have received a commitment fee of $8,000 for the Advancing Term Loan.

8. Representations. The Borrower represents and warrants to the Lender as follows:

     a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota.

     b) The Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents have been properly authorized by all necessary corporate action, do not require governmental approval and do not conflict with any agreement binding on the Borrower or its property.

     c) The Loan Documents have been properly executed and constitute the Borrower's legal, valid and binding obligations, enforceable against the Borrower in accordance with their terms.

     d) The financial statements that the Borrower has furnished to the Lender fairly represent the Borrower's financial condition on the date of those statements and the results of the Borrower's operations for the periods referred to in those statements. Those statements were prepared in accordance with generally accepted accounting principles. There have been no material adverse changes in the Borrower's properties or financial condition since the date of the latest statements.

     e) Except as disclosed on Schedule 8.e) hereto, there are no actions, suits or proceedings pending or threatened against or affecting the Borrower or the Borrower's properties before any court or governmental agency.

     f) All federal, state and local tax returns of the Borrower required to be filed have been filed and the Borrower has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property.

     g) The Borrower is in compliance with all applicable requirements of the Employee Retirement Income Security
          Act of 1974, as amended ("ERISA"), and all rules and regulations thereunder.

     h) There are no security interests, mortgages, encumbrances or other liens on any of the Borrower's property except (i) as previously disclosed to the Lender in writing, and (ii) in favor of the Lender.

     i) The Borrower is not in default under or in violation of any law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower.

     10) The Borrower has reviewed and assessed its business operations and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and equipment used by Borrower may be unable to properly perform date-sensitive functions before, during and after January 1, 2000). Borrower reasonably believes that the year 2000 problem will not result in a material adverse change in Borrower's business condition (financial or otherwise), operations, properties or prospects or ability to repay Lender. Borrower is in the process of implementing a plan to remediate year 2000 problems and will complete implementation of such plan with respect to any material year 2000 problems and testing thereof, by September 30, 1999. Borrower agrees that this representation will be true and correct on and shall be deemed made by Borrower on each date Borrower requests any Revolving Advance or Term Loan Advance under this Agreement or delivers any information to Lender. Borrower will promptly deliver to Lender such information relating to this representation and covenant as Lender reasonably requests from time to time.

9. Reporting. The Borrower will not change its fiscal year end from May 31, and will provide to the Lender the following reports in a form acceptable to the Lender:

     a) The Borrower's annual consolidated financial statements within 120 days after the end of each fiscal year, audited by an independent certified public accountant satisfactory to the Lender.

     b) The Borrower's quarterly internally-prepared financial statements within 45 days after the end of each fiscal quarter, certified as accurate by an officer of the Borrower.

     c) A compliance certificate in the form attached hereto as of the end of each month by the thirtieth day of the following month.

     d) Immediate notice of (i) any uninsured litigation totaling over $50,000 or dealing with the Loan Documents; (ii) any arbitration or government investigation or development (including notification of environmental or pollution law violations) pending or threatened that does or would materially adversely affect the Borrower or its ability to perform under this Agreement; (iii) any Event of Default; or (iv) any reportable event, prohibited transaction or impositions of withdrawal liability under ERISA.

     e) A borrowing base certificate in the form attached hereto. Borrowing base certificates shall (i) be dated as of the last day of each month during which there are outstanding Revolving Advances and shall be delivered to the Lender by the thirtieth day of the next month,
          (ii) be dated as of the date the Lender requests such a certificate and be delivered to the Lender within 10 days of the Lender's request therefor, and (iii) be dated as of the last day of the most recent month when requesting a Revolving Advance and no Revolving Advances are currently outstanding. Each borrowing base certificate shall state the amount of Eligible Receivables and the Borrowing Base as of the end of the previous month or the date of the Lender's request, as appropriate.

     11) On request of the Lender, an accounts receivable aging in form and substance satisfactory to the Lender. Each aging shall be with respect to accounts receivable as of the end of the previous month.

     g) From time to time, such other information regarding the business, operation and financial condition of the Borrower as the Lender may reasonably request, including, without limitation, an accounts payable aging, upon request.

     The financial statements described in clauses (a) and (b) above shall be prepared in accordance with generally accepted accounting principles, consistently applied.

10. Other Affirmative Covenants. Unless the Lender shall otherwise consent in writing, the Borrower will:

     a) Pay the Borrower's taxes (including payroll and withholding taxes) when due.

     b) Keep adequate and proper financial records, and permit the Lender to examine those records and inspect the Borrower's inventory and other property, and discuss the Borrower's affairs and finances with the Borrower's officers, at any reasonable time. Without limiting the generality of the foregoing sentence, the Borrower shall pay the costs of annual collateral audits by the Lender or its agents.

     c) Keep the Borrower's business adequately insured in such amounts and against such hazards as is customary in the case of reputable organizations engaged in the same or similar business and similarly situated, and maintain the insurance required under any other Loan Document.

     d) Maintain the Borrower's corporate existence in good standing under the laws of the state of Minnesota.

     e) Maintain the Borrower's properties in good condition, repair and working order.

     f) Comply in all material respects with all laws, rules and regulations to which the Borrower may be subject.

11. Negative Covenants. Unless the Lender shall otherwise consent in writing, the Borrower will not:

     a) Grant any mortgage, security interest or any other lien on any of the Borrower's assets (including capitalized leases), or permit any such lien to exist or continue, except for (i) liens in the Lender's favor, (ii) deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations and liens of carriers, warehousemen, mechanics and materialmen for sums not due, in each case arising in the ordinary course of business of the Borrower, (iii) liens for taxes, fees, assessments and governmental charges not delinquent, (iv) liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds, (v) encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord's liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower, (vi) capitalized leases provided that the aggregate annual payments owed by the Borrower under such capitalized leases do not exceed $200,000, (vii) purchase money security interests, provided that, (A) the debt secured thereby is otherwise permitted by this Agreement and
          (B) such security interests are limited to the property acquired and do not secure debt other than the purchase price of such property, and (viii) a mortgage on the Project to secure permanent financing of the Project and to pay off the Advancing Term Loan.

     b) Borrow any money, or sign any promissory note, except for loans from the Lender and notes to the Lender, and indebtedness secured by liens permitted under a) above.

     c) Guarantee any obligations of unrelated parties, except the endorsement of checks for collection.

     d) Invest in any other person or entity or hold an investment other than (i) as presently held in the Borrower's affiliates, if any, and as planned for Ault Energy Systems, Inc., (ii) investments in bank accounts, bank certificates of deposit or bankers' acceptances issued by any United States commercial bank with a combined capital and surplus and credit rating for unsecured indebtedness satisfactory to the Lender,
          (iii) commercial paper with the highest rating by Moody's Investors Services of Standard and Poor's or readily marketable direct obligations of the United States government (and repurchase agreements relating to such securities), in each case with a maturity or one year or less, and (iv) travel advances to the Borrower's officers and employees in the ordinary course.

     e) Sell any of the Borrower's assets other than inventory in the ordinary course of business.

     f) Consolidate or merge with any other business, acquire the assets of any other business or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

     g) Engage in any line of business substantially different from the Borrower's current business.

     h) Permit the Borrower's net after tax earnings for any fiscal year to be less than $500,000.

     i) Permit the ratio of liabilities (including subordinated indebtedness) to tangible net worth to be more than 1.0 to 1 at any time.

     j) Pay any dividends or otherwise make any distributions on, or redemptions of, any of its outstanding stock.

     "Tangible net worth" means net worth computed in accordance with generally accepted accounting principles less the book value of all intangible items such as goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discount and expenses and the excess of the purchase price of the assets of any business acquired by the Borrower over the book value of such assets and less any receivables due from officers, managers, directors, shareholders, partners, members or affiliated corporations or other entities, the cost or value of any leasehold improvements, or any organizational costs. "Subordinated indebtedness" shall be any indebtedness of the Borrower that is subordinated to the Borrower's obligations to the Lender on terms and conditions that have been reviewed by and are satisfactory to the Lender. The other accounting terms used above and elsewhere in this Agreement shall be computed or interpreted in accordance with generally accepted accounting principles consistently applied.

12. Right to Charge Checking Account. The Borrower authorizes the Lender to charge the Borrower's checking account with the Lender for any amounts due under the Notes.

13. Events of Default. Each of the following shall be an Event of Default:

     a) The Borrower shall fail to pay when due (whether by acceleration or otherwise) any amount owing on any of the Notes or any other indebtedness to the Lender that the Borrower owes or has guaranteed and such failure shall continue for more than the period of grace, if any applicable thereto.

     b) The Borrower shall breach any of the Borrower's other obligations under this Agreement and such breach shall continue for five days after the Lender gives the Borrower notice thereof.

     c) Any default shall occur under any security agreement, mortgage or other document securing any of the Notes and such default shall continue for more than the period of grace, if any applicable thereto.

     d) Any representation or warranty that the Borrower has made under this Agreement or any other Loan Document shall prove to have been untrue when made.

     e) The Borrower shall (i) become insolvent or unable to pay its debts generally as they mature; (ii) make a general assignment for the benefit of creditors; (iii) admit in writing its inability to pay its debts generally as they mature; (iv) consent to the appointment of a trustee or receiver for the Borrower or for a substantial part of the property thereof; (v) have an order, judgment or decree entered appointing, without its consent, a trustee or receiver for the Borrower or for a substantial part of the property thereof; (vi) file a petition under the United States Bankruptcy Code or any other state or federal law relating to insolvency, reorganization, receivership or relief of debtors; or (viii) take any action for the purpose of effecting or consent to any of the foregoing.

     If (i) any Event of Default described in paragraph 13 e)
                                   shall occur with respect to
                                   the Borrower, the Lender's
                                   commitment to make Revolving
                                   Advances under this Agreement
                                   and to make additional Term
                                   Loan Advances shall
                                   automatically terminate and
                                   the Notes and all other
                                   obligations of the Borrower to
                                   the Lender under this
                                   Agreement shall automatically
                                   become immediately due and
                                   payable, or (ii) upon
                                   occurrence of any other Event
                                   of Default, the Lender may,
                                   without giving the Borrower
                                   notice, declare the Lender's
                                   commitment to make Revolving
                                   Advances and additional Term
                                   Loan Advances under this
                                   Agreement terminated and/or
                                   declare the principal balance
                                   of the Notes and  all accrued
                                   interest to be immediately
                                   due, and, upon the occurrence
                                   of the events described in
                                   either clause (i) or (ii) of
                                   this sentence, the Lender may
                                   exercise any other rights and
                                   remedies available to the
                                   Lender by law or agreement.
                                   The Borrower hereby
                                   irrevocably authorizes the
                                   Lender to set off all sums
                                   owing by the Borrower to the
                                   Lender against all deposits
                                   and credits the Borrower may
                                   have with, and any claims the
                                   Borrower may have against, the
                                   Lender at any time after an
                                   Event of Default occurs.

14. Fees and Expenses; Indemnity. The Borrower agrees to pay all of the reasonable costs and expenses incurred by the Lender in connection with the negotiation, preparation, execution, perfection, administration, amendment, or enforcement of this Agreement and the other Loan Documents, including attorney's fees and expenses and internal time charges reasonably determined by the Lender for lawyers employed by the Lender. The Borrower agrees to indemnify the Lender, its employees, agents and independent contractors from all actions, losses, damages and expenses (including attorneys' fees) arising out of or relating to transactions under the Loan Documents except for actions, losses, damages and expenses arising from the wrongful intentional actions or gross negligence of the Lender, its employees, agents and independent contractors, which obligation survives the termination of this Agreement and includes expenses and costs associated with environmental and pollution laws of any kind.

15.  Miscellaneous.

     a) If the Lender does not exercise some right the Lender has against the Borrower, or if the Lender delays in exercising a right, that does not mean that the Lender gives up that right.

     b) No Loan Document can be changed unless the Lender signs a written amendment.

     c) If any part of the Loan Documents is unenforceable, the rest of their provisions will still be enforceable.

     d) The Lender may assign its rights or obligations under the Loan Documents or grant participations therein at any time and share information about the Borrower in connection therewith, without the Borrower's consent.

     e) Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to the Borrower at the address above and to the Lender at the address on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Lender regarding Advances or rates of interest shall be deemed to have been given only when received by the Lender.

     f) This Agreement and the other Loan Documents constitute the entire agreement between the Lender and the Borrower with respect to the subject matter hereof and thereof. This Agreement takes the place of any conversations, oral agreements and commitment letters or other letters between the Lender and the Borrower. This Agreement amends, restates, supersedes and replaces the Prior Agreement. The security agreement between the Borrower and the Lender dated February 25, 1997 remains in full force and effect and secures all amounts and obligations under this Agreement, notwithstanding the execution and delivery of the Security Agreement attached hereto as security for the Advancing Term Note.

     g) This Agreement shall be binding upon the Borrower, its successors and assigns (except that the Borrower may not assign its rights or delegate its obligations hereunder or under the other Loan Documents without the prior written consent of the Lender) and upon the Lender and its successors and assigns and shall inure to the benefit of, and be enforceable by, the Lender and its successors, transferees and assigns and also by any person or entity to whom all or any part may be sold or transferred; provided, however, that in the event such sale or transfer covers only part of the Lender's interest, the Lender shall have the right to enforce this Agreement as to the remainder retained and owned by the Lender.

16. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

17. Jurisdiction. AT THE OPTION OF THE LENDER, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN OR RAMSEY COUNTY, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

18.  Waiver of Jury Trial.  EACH OF THE BORROWER AND THE LENDER
     IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY
     LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS
     AGREEMENT AND THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS
     CONTEMPLATED HEREBY OR THEREBY.


     Please indicate the Borrower's acceptance of this Agreement by signing the enclosed copy of this letter and returning it to the undersigned.


Very truly yours,

U.S. BANK NATIONAL ASSOCIATION

By

Its  _______________

Address:
332 Minnesota Street
St. Paul, MN  55101
Fax:  (651) 244-5590

Accepted this ____ day of
______________ , 199 ____ .

BORROWER:

Ault Incorporated

By ____________________
Its